Exhibit 107
Calculation of Filing Fee Tables
F-3
(Form Type)
Bank of Montreal
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Debt	Senior Debt Securities	457(o)	(1)(2)	100%	(3)(4)	0.00015310	(1)(2)

Fees to be Paid	Debt	Subordinated Debt Securities	457(o)	(1)(2)	100%	(3)(4)	0.00015310	(1)(2)

Fees to be Paid	Equity	Class A Preferred Shares	457(o)	(1)(2)	100%	(3)(4)	0.00015310	(1)(2)

Fees to be Paid	Equity	Class B Preferred Shares	457(o)	(1)(2)	100%	(3)(4)	0.00015310	(1)(2)

Fees to be Paid	Equity	Common Shares	457(o)	(1)(2)	100%	(3)(4)	0.00015310	(1)(2)

Fees to be Paid	Other	Warrants	457(o)	(1)(2)	100%	(3)(4)	0.00015310	(1)(2)

Fees to be Paid	Other	Receipts	457(o)	(1)(2)	100%	(3)(4)	0.00015310	(1)(2)

Fees to be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	$69,227,000,000(1)(2)	100%	$69,227,000,000(3)(4)	0.00015310	$10,598,653.70(1)(2)

Carry Forward Securities

Carry Forward Securities	Debt	Senior Debt Securities	415(a)(6)	(1)(2)		(3)(4)			F-3	333-264388	May 26, 2022	(1)(2)

Carry Forward Securities	Debt	Subordinated Debt Securities	415(a)(6)	(1)(2)		(3)(4)			F-3	333-264388	May 26, 2022	(1)(2)

Carry Forward Securities	Equity	Class A Preferred Shares	415(a)(6)	(1)(2)		(3)(4)			F-3	333-264388	May 26, 2022	(1)(2)

Carry Forward Securities	Equity	Class B Preferred Shares	415(a)(6)	(1)(2)		(3)(4)			F-3	333-264388	May 26, 2022	(1)(2)

Carry Forward Securities	Equity	Common Shares	415(a)(6)	(1)(2)		(3)(4)			F-3	333-264388	May 26, 2022	(1)(2)

Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	$5,773,000,000(1)(2)		$5,773,000,000(3)(4)			F-3	333-264388	May 26, 2022	$535,157.10

	Total Offering Amounts					$75,000,000,000		$10,598,653.70

	Total Fees Previously Paid							$0

	Total Fee Offsets							$0

	Net Fee Due							$10,598,653.70

(1)
Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), respectively, the U.S.$75,000,000,000 of securities covered by this registration statement (this “Registration Statement”) includes U.S.$5,773,000,000 aggregate principal amount or offering price of the Registrant’s securities (the “Unsold Securities”) that were previously registered by the Registrant on the registration statement on Form
F-3
under the Securities Act (File
No. 333-264388)
filed on April 20, 2022, as amended by
Pre-Effective
Amendment No. 1 filed on May 25, 2022 (the “2022
F-3
Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities that are being carried forward to this Registration Statement. The Registrant may continue to offer and sell the securities covered by the 2022
F-3
Registration Statement until the effective date of this Registration Statement. The Registrant will identify in a pre-effective
amendment to this Registration Statement the amount of its securities covered by the 2022
F-3
Registration Statement that were sold prior to the effective date of this Registration Statement and any filing fee paid in connection with such securities, and will pay any additional filing fee necessary to cover the full amount of new securities to be registered. For reasons stated above, the net registration fee paid in connection with this Registration Statement is U.S.$10,598,653.70.

(2)
This Registration Statement also includes an indeterminate amount of securities of the classes specified above that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the Registrant. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and an indeterminate amount of such securities that were initially registered, and were initially offered and sold, under registration statements previously filed by the Registrant. All such market-making reoffers and resales of these securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.
(4)	Separate consideration may not be received for registered securities that are issuable on exercise, conversion or exchange of other securities.